Exhibit 10.4

Written CONSENT TO PREPAYMENT

This Written Consent to Prepayment (this “Consent”) is entered into as of May 2, 2023, by and between Allurion Technologies, Inc., a Delaware corporation (the “Company”), and Hunter Ventures Limited (the “Holder”).

RECITALS

Whereas, the Company issued to the Holder that certain Convertible Unsecured Promissory Note on February 15, 2023 in the original principal amount of $13,000,0000 (the “Holder Note”), which is one of a series of convertible unsecured promissory notes (the “Notes”) that have been issued pursuant to that certain Convertible Note Purchase Agreement, dated as of February 15, 2023 (the “Note Purchase Agreement”);

Whereas, Section 3 of the Notes includes provisions and obligations relating to the application of payments with respect to the Notes, pursuant to which, among other things, (i) the Company may not prepay any Balance (as defined in each Note) under the Notes without first obtaining the written consent of the holders of a majority of the outstanding principal amount of the Notes (the “Requisite Majority”), (ii) each of the Notes issued pursuant to the Note Purchase Agreement shall rank equally without preference or priority of any kind over one another, and all payments on the Notes shall be paid and applied ratably and proportionately on the Balances of all outstanding Notes on the basis of their original principal amount, and (iii) no payment, including any permitted prepayment, shall be made under the Notes unless payment, including any permitted prepayment, is made with respect to any such other Notes in an amount which bears the same ratio to the then unpaid balance on any such other Notes as the payment made thereon bears to the then unpaid balance under the Notes (collectively, the “Prepayment Restrictions”);

WHEREAS, the undersigned Holder constitutes the Requisite Majority;

WHEREAS, the Company desires to prepay, in one or more transactions, all or a portion of the outstanding principal amount, plus accrued interest, under the Holder Note, including by way of (i) a $2,000,000 payment in cash by the Company to the Holder on the date hereof and (ii) immediately prior to the consummation of the proposed deSPAC Transaction between the Company and Compute Health Acquisition Corp., a Delaware corporation, an additional payment of at least $6,000,000, up to the outstanding principal amount, plus accrued interest, under the Holder Note as of such time (such additional repayment pursuant to this clause (ii), the “Additional Payment”) (the repayment contemplated by clauses (i) and (ii), the “Repayment”) by way of (a) payment in cash by the Company and/or (b) the sale and transfer of all or any portion of the Holder Note, equivalent in value to the portion of the Additional Payment to be repaid pursuant to this clause (ii)(b), to any person or persons designated in writing by the Company;

WHEREAS, any provision of the Notes may be waived with the written consent of the Company and the Requisite Majority; and

WHEREAS, the Company and the Holder desire to waive the Prepayment Restrictions with respect to the Repayment.

NOW, THEREFORE, the parties agree as follows:

1. Consent and Waiver. The Holder hereby (i) consents to the Repayment and waives each of the Prepayment Restrictions, as and to the extent related to the Repayment, on behalf of all holders of Notes and (ii) agrees that the Prepayment Restrictions are of no further force and effect, solely to the extent related to the Repayment.

2. Governing Law. This Consent shall be governed by the internal law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. THE COMPANY AND HOLDER, TO THE EXTENT PERMITTED BY LAW, EACH WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS CONSENT, AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH OF THE COMPANY AND HOLDER (A) CERTIFIES THAT NO OTHER PARTY AND NO AGENT, REPRESENTATIVE OR OTHER PERSON AFFILIATED WITH OR RELATED TO ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2. Notwithstanding anything herein to the contrary, the Company’s obligations under this Section 2 shall survive the payment, transfer, conversion, cancellation, enforcement, amendment, waiver or release of this Consent.

3. Counterparts. This Consent may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the undersigned have executed this Consent as of the date first above written.

COMPANY:

ALLURION TECHNOLOGIES, INC.

By:	/s/ Shantanu Gaur
Name:	Shantanu Gaur
Title:	Chief Executive Officer

HOLDER:

HUNTER VENTURES LIMITED

By:	/s/ Remy Liekenjie
Name:	Remy Liekenjie
Title:	Director

[Signature Page to Consent]